MEDLEY CREDIT ACCEPTANCE CORP.

                         1,600,000 SHARES OF COMMON STOCK AND
                           REDEEMABLE WARRANTS TO PURCHASE
                           1,600,000 SHARES OF COMMON STOCK


                                UNDERWRITING AGREEMENT
                                ----------------------


                                                             June ( ), 1997

          PCM SECURITIES LIMITED, L.P.
          32 Old Slip, 9th Floor
          New York, New York 10004

          Ladies/Gentlemen:

               Medley Credit Acceptance Corp., a Delaware corporation (the "Company"), hereby confirms its agreement with PCM Securities Limited, L.P. (the "Underwriter") and, for purposes of Section 8 hereof only, Lew Lieberbaum & Co., Inc. (the "Qualified Independent Underwriter"; the Underwriter and the Qualified Independent Underwriter are sometimes hereinafter referred to collectively as the Underwriter), as follows:

               1.   Description of Shares.  Subject to the immediately
                    ---------------------
          following paragraph, the Company proposes to issue and sell through the Underwriter, as agent for the Company, a minimum of 1,200,000 shares of its authorized and unissued Common Stock, par value $.01 per share ("Common Stock"), and redeemable warrants to purchase a minimum of 1,200,000 shares of Common Stock (the "Warrants"), on a best efforts, all or none basis (the "Minimum Offering"), and a maximum of 1,600,000 shares of Common Stock and Warrants to purchase 1,600,000 shares of Common Stock (the "Maximum Offering"). The shares of Common Stock and Warrants in excess of the Minimum Offering will be offered on a best efforts basis.

                    Of the shares of Common Stock being offered, 1,000,000 shares (in the event of the Minimum Offering and 1,400,000 shares in the event of the Maximum Offering) are being offered directly by the Company and 200,000 shares are being offered directly by Medley Group, Inc., the Company's parent ("Group"). The Company is assuming all obligations, responsibilities and potential liabilities of Group hereunder.

                    The Common Stock, the Warrants, and the shares of Common Stock underlying the Warrants (the "Warrant Shares", are sometimes hereinafter collectively called the "Securities").

               2.   Representations, Warranties and Agreements of the
                    -------------------------------------------------
                    Company.
                    -------

                    The Company represents and warrants to and agrees with the Underwriter that:

                    (a) A registration statement on Form SB-2 (File No. 333-24937) with respect to the Securities, including a prospectus (subject to completion), has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the applicable rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Act and has been filed with the Commission and such amendments to such registration statement, and such amended prospectuses (subject to completion) as may have been required prior to the date hereof have been similarly prepared and filed with the Commission; and the Company will file such additional amendments to such registration statement, and such amended prospectuses as may hereafter be required. Copies of such registration statement and amendments, of each related prospectus (subject to completion) (the "Preliminary Prospectuses"), including all documents incorporated by reference therein, have been delivered to you. The Company and the transactions contemplated by this Agreement meet the requirements for using Form SB-2 under the Act.

                         If the registration statement relating to the Securities has been declared effective under the Act by the Commission, the Company will prepare and promptly file with the Commission any information omitted from the registration statement pursuant to Rule 430A(a) and Rule 424(b) of the Rules and Regulations or as part of a post-effective amendment to the registration statement (including a final form of prospectus).
          If the registration statement relating to the Securities has not been declared effective under the Act by the Commission, the Company will prepare and promptly file an amendment to the registration statement, including a final form of prospectus.
          The term "Registration Statement" as used in this Agreement shall mean such registration statement, including financial statements, schedules and exhibits, in the form in which it became or becomes, as the case may be, effective (including, if the Company omitted information from the registration statement pursuant to Rule 430A(a), the information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Rules and Regulations) and, in the event of any amendment thereto after the effective date of such registration statement, shall also mean (from and after the effectiveness of such amendment such registration statement as so amended. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Securities as included in such Registration Statement at the time it becomes effective (including, if the Company omitted information from the Registration Statement pursuant to Rule 430A(a) of the Rules and Regulations, the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A(b) of the Rules and Regulations). Notwithstanding the foregoing, if any revised prospectus shall be provided to the Underwriter by the Company for use in connection with the offering of the Securities that differs from the prospectus referred to in the immediately preceding sentence (whether or not such revised prospectus is required to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. Any reference to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein as of the date of the Registration Statement or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which, upon filing, are incorporated by reference therein. As used in this Agreement, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto.

                    (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or instituted proceedings for that purpose, and each such Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the Closing Date (hereinafter defined) (i) the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained and will contain all material information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, (ii) the Registration Statement, and any amendments or supplements thereto, did not and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) the Prospectus, and any amendments or supplements thereto, did not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties contained in this subparagraph (b) shall apply to information contained in or omitted from the Registration Statement or Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by such Underwriter specifically for use in the preparation thereof.

                         The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such further amendment will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                    (c) Each of the Company and its affiliates has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus; each of the Company and its affiliates is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company; no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification; each of the Company or its affiliates is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities which are material to the conduct of its business, all of which are valid and in full force and effect; neither the Company nor any of its affiliates is in violation of its respective charter or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness, or in any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any of its affiliates is a party or by which it or any of its affiliates or their respective properties may be bound; and neither the Company nor any of its affiliates is in material violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its affiliates or over their respective properties of which it has knowledge. Except as set forth in the Prospectus, the Company does not own or control, directly or indirectly, any corporation, association or other entity.

                    (d) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any of its affiliates is a party or by which it or any of its affiliates or their respective properties may be bound, (ii) the charter or bylaws of the Company or any of its affiliates, or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its affiliates or over their respective properties. No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its affiliates or over their respective properties is required for the execution and delivery of this Agreement and the consummation by the Company or any of its affiliates of the transactions herein contemplated, except such as may be required under the Act, the Exchange Act or under state or other securities or blue sky laws, all of which requirements have been satisfied in all material respects.

                    (e) There is not any pending or, to the best of the Company's knowledge, threatened action, suit, claim or proceeding against the Company, any of its affiliates or any of their respective officers or any of their respective properties, assets or rights before any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or over their respective officers or properties or otherwise which (i) might result in any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its affiliates considered as one enterprise or might materially and adversely affect their properties, assets or rights, (ii) might prevent consummation of the transactions contemplated hereby or (iii) is required to be disclosed in the Registration Statement or Prospectus and is not so disclosed; and there are no agreements, contracts, leases or documents of the Company or any of its subsidiaries of a character required to be described or referred to in the Registration Statement or Prospectus or any Incorporated Document or to be filed as an exhibit to the Registration Statement or any Incorporated Document by the Act or the Rules and Regulations or by the Exchange Act or the rules and regulations of the Commission thereunder which have not been accurately described in all material respects in the Registration Statement or Prospectus or any Incorporated Document or filed as exhibits to the Registration Statement or any Incorporated Document.

                    (f) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and the authorized and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" and conforms in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus and any Incorporated Document (and such statements correctly state the substance of the instruments defining the capitalization of the Company); the Common Stock and the Warrants have been duly authorized for issuance and sale through the Underwriter pursuant to this Agreement and, when issued and delivered by the Company (or Group, with respect to its 200,000 shares) against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest; and no preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders exists with respect to any of the Common Stock or Warrants or the issuance and sale thereof other than those that have been expressly waived prior to the date hereof and those that will automatically expire upon and will not apply to the consummation of the transactions contemplated on the Closing Date. No further approval or authorization of any shareholder, the Board of Directors of the Company or others is required for the issuance and sale or transfer of the Securities except as may be required under the Act, the Exchange Act or under state or other securities or blue sky laws. Except as disclosed in the Prospectus and the financial statements of the Company and the related notes thereto included or incorporated by reference in the Prospectus, neither the Company nor any affiliate has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth or incorporated by reference in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

                    (g) Daszkal, Bolton & Manela and Israeloff, Trattner & Co. which have examined the financial statements of the Company, together with the related schedules and notes, as of December 31, 1996 and 1995, respectively, filed with the Commission as a part of or incorporated by reference into the Registration Statement, which are included or incorporated by reference in the Prospectus, are independent accountants within the meaning of the Act and the Rules and Regulations; the audited consolidated financial statements of the Company, together with the related schedules and notes, and the unaudited consolidated financial information, forming part of the Registration Statement and Prospectus, fairly present the financial position and the results of operations of the Company and its subsidiaries at the respective dates and for the respective periods to which they apply; and all audited consolidated financial statements of the Company, together with the related schedules and notes, and the unaudited consolidated financial information, filed with the Commission as part of or incorporated by reference into the Registration Statement, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as may be otherwise stated therein. The selected and summary financial and statistical data included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. Except as set forth in the Prospectus, no other financial statements or schedules are required to be included in the Registration Statement.

                    (h) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (i) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company, (ii) any transaction that is material to the Company, except transactions entered into in the ordinary course of business, (iii) any obligation, direct or contingent, that is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of business, (iv) any change in the capital stock or outstanding indebtedness of the Company that is material to the Company, (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or
          (vi) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company.

                    (i) Except as set forth in the Registration Statement and Prospectus and any Incorporated Document, (i) the Company has good and marketable title to all properties and assets described in the Registration Statement and Prospectus and any Incorporated Document as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, other than such as would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company, (ii) the agreements to which the Company is a party described in the Registration Statement and Prospectus and any Incorporated Document are valid agreements, enforceable by the Company (as applicable), except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and, to the best of the Company's knowledge, the other contracting party or parties thereto are not in material breach or material default under any of such agreements, and (iii) the Company has valid and enforceable leases for all properties described in the Registration Statement and Prospectus and any Incorporated Document as leased by it, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. Except as set forth in the Registration Statement and Prospectus and any Incorporated Document, the Company owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted.

                    (j) The Company has timely filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown thereon as due, and there is no tax deficiency that has been or, to the best of the Company's knowledge, might be asserted against the Company that might have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company; and all tax liabilities are adequately provided for on the books of the Company.

                    (k) The Company maintains insurance with insurers of recognized financial responsibility of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), earnings, operations, business or business prospects of the Company.

                    (l) To the best of Company's knowledge, no labor disturbance by the employees of the Company exists or is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, subassemblers, value added resellers, subcontractors, original equipment manufacturers, authorized dealers or international distributors that might be expected to result in a material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company. No collective bargaining agreement exists with any of the Company's employees and, to the best of the Company's knowledge, no such agreement is imminent.

                    (m) The Company owns or possesses adequate rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights which are necessary to conduct its businesses as described in the Registration Statement and Prospectus and any Incorporated Document; the expiration of any patents, patent rights, trade secrets, trademarks, service marks, trade names or copyrights would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company; the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights; and the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company.

                    (n) The Company has filed an application for registration of the Common Stock and Warrants pursuant to Section 12(g) of the Exchange Act with the National Association of Securities Dealers, Inc. ("NASD") for listing those securities on The Nasdaq SmallCap Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the NASD is contemplating not granting such registration or listing.

                    (o) The Company has been advised concerning the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and has in the past conducted, and intends in the future to conduct, its affairs in such a manner as to ensure that it will not become an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act and such rules and regulations.

                    (p) The Company has not distributed and will not distribute prior to the completion of the sale of the Common Stock and Warrants, any offering material in connection with the offering and sale of the Common Stock and Warrants other than any Preliminary Prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act.

                    (q) The Company has not at any time during the last five (5) years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

                    (r) The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock or Warrants to facilitate the sale or resale of the Common Stock or Warrants or the exercise of the Warrants.

                    (s) Each officer and director of the Company has agreed in writing that such person will not, for a period of six
          (6) months from the date that the Registration Statement is declared effective by the Commission (the "Lock-up Period"), offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (collectively, "Lock-up Securities") now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (ii) as a distribution to partners or shareholders of such person, provided that the distributees thereof agree in writing to be bound by the terms of this restriction, or (iii) with the prior written consent of the Underwriter. The foregoing restriction has been expressly agreed to preclude the holder of the Lock-up Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or in a Disposition of Lock-up Securities during the Lock-up Period, even if such Lock-up Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Lock-up Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-up Securities. Furthermore, such person has also agreed and consented to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Lock-up Securities held by such person except in compliance with this restriction. The Company has provided to counsel for the Underwriter a complete and accurate list of all securityholders of the Company and the number and type of securities held by each securityholder. In addition, Group has agreed to prohibit the sale by it of up to 800,000 shares of Common Stock under certain circumstances until such time as the closing bid price for shares of the Company's Common Stock exceeds certain targets for a period of time, all as more fully set forth in the Prospectus.

                    (t) Except as set forth in the Registration Statement and Prospectus and any Incorporated Document, (i) the Company is in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to its business, (ii) the Company has received no notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Registration Statement and the Prospectus and any Incorporated Document, (iii) the Company will not be required to make future material capital expenditures to comply with Environmental Laws and (iv) no property which is owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C.
          (S) 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

                    (u) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets,
          (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                    (v) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them, except as disclosed in the Registration Statement and the Prospectus and any Incorporated Document.

                    (w)  The Company has complied with all provisions of
          Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

               3.   Purchase, Sale and Delivery of Shares.  The Company
                    -------------------------------------
          appoints the Underwriter the agent of the Company (and Group) for the period commencing on the date hereof until ( ), 1997, extended by the Company and the Underwriter by their mutual agreement for a period not to exceed an additional thirty (30) days (the "Offering Termination Date"), to use Underwriter's best efforts to offer and sell, on a best efforts, all or none basis, a minimum of 1,200,000 shares of Common Stock (of which the Company is offering 1,000,000 shares and Group is offering 200,000 shares) and Warrants to purchase a minimum of 1,200,000 shares of Common Stock, and a maximum of 1,600,000 shares of Common Stock (of which the Company is offering 1,400,000 shares and Group is offering 200,000 shares) and Warrants to purchase 1,600,000 shares of Common Stock at an offering price of $5.50 per share of Common Stock and $0.15 per Warrant. The shares of Common Stock and Warrants in excess of the Minimum Offering will be offered on a "best efforts" basis. The Underwriter shall have the right to engage participating broker-dealers pursuant to
          Section 7(d) hereof. The Underwriter hereby accepts such appointment and agrees pursuant to the terms and conditions set forth herein to use its best efforts to offer and sell the Common Stock and Warrants as agent for the Company (and Group) during the periods specified above, and to find purchasers for the Common Stock and Warrants.

                    The Underwriter shall send, by noon of the next business day after receipt, each purchaser's payment for his Common Stock and/or Warrants to the Escrow Agent designated in the following paragraph. All subscription proceeds shall be deposited directly into a special account or Escrow Account ("Escrow Account") at SunTrust/South Florida, National Association (the "Escrow Agent"), subject to an escrow agreement in the form agreed by the Company, the Underwriter and the Escrow Agent. Purchasers shall be instructed to make their checks payable to "SunTrust Bank, Escrow Agent for Medley Credit Acceptance Corp." The Underwriter shall promptly give notice to the Company if and when the Minimum Offering has been sold, or upon the Underwriter's decision to terminate the offering for any breach of any term, condition, warranty or representation contained in this Agreement by the Company. If the Offering is terminated prior to the closing of the Minimum Offering, all subscriptions will be returned by the Escrow Agent to their respective subscribers without interest and without deduction.

                    The first closing of the offering of Common Stock and Warrants shall occur upon the sale of the Minimum Offering, which shall be deemed to have occurred when the Company has received subscriptions, and funds have cleared the banking system, for the sale of the minimum of 1,200,000 shares of Common Stock (1,000,000 shares of which will be sold by the Company and 200,000 shares of which will be sold by Group) and Warrants to purchase a minimum of 1,200,000 shares of Common Stock (the "Initial Closing"). After the Initial Closing, the Company and the Underwriter shall hold one or more additional closings, as proceeds of sale of the Common Stock and Warrants are received, from time-to-time, but no less than every two weeks after the Initial Closing.

                    Closings will be held at the offices of the Underwriter, 1515 South Federal Highway, 3rd Floor, Boca Raton, Florida, or in an alternative location and at such time and dates as the Underwriter and the Company may mutually agree.

               4.   Further Agreements of the Company.  The Company agrees
                    ---------------------------------
          with the Underwriter that:

                    (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective as promptly as possible; the Company will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement, any subsequent amendment to the Registration Statement or any abbreviated registration statement has become effective or any supplement to the Prospectus has been filed; if the Company omitted information from the Registration Statement at the time it was originally declared effective in reliance upon Rule 430A(a) of the Rules and Regulations, the Company will provide evidence satisfactory to you that the Prospectus contains such information and has been filed, within the time period prescribed, with the Commission pursuant to subparagraph (1) or (4) of Rule 424(b) of the Rules and Regulations or as part of a post-effective amendment to such Registration Statement as originally declared effective which is declared effective by the Commission; if for any reason the filing of the final form of Prospectus is required under Rule 424(b)(3) of the Rules and Regulations, it will provide evidence satisfactory to you that the Prospectus contains such information and has been filed with the Commission within the time period prescribed; it will notify you promptly of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; promptly upon your request, it will prepare and file with the Commission any amendments or supplements to the Registration Statement or Prospectus which, in the opinion of counsel for the Underwriter ("Underwriter's Counsel"), may be necessary or advisable in connection with the distribution of the Common Stock and Warrants by the Underwriter; it will promptly prepare and file with the Commission, and promptly notify you of the filing of, any amendments or supplements to the Registration Statement or Prospectus which may be necessary to correct any statements or omissions, if, at any time when a prospectus relating to the Common Stock and Warrants is required to be delivered under the Act, any event shall have occurred as a result of which the Prospectus or any other prospectus relating to the Common Stock and Warrants as then in effect would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; in case the Underwriter is required to deliver a prospectus nine (9) months or more after the effective date of the Registration Statement in connection with the sale of the Common Stock and Warrants, it will prepare promptly upon request such amendment or amendments to the Registration Statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of
          Section 10(a)(3) of the Act; and it will file no amendment or supplement to the Registration Statement or Prospectus or the Incorporated Documents, or, prior to the end of the period of time in which a prospectus relating to the Common Stock and Warrants is required to be delivered under the Act, file any document which upon filing becomes an Incorporated Document, which shall not previously have been submitted to you a reasonable time prior to the proposed filing thereof or to which you shall reasonably object in writing, subject, however, to compliance with the Act and the Rules and Regulations, the Exchange Act and the rules and regulations of the Commission thereunder and the provisions of this Agreement.

                    (b) The Company will advise you, promptly after it shall receive notice or obtain knowledge, of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

                    (c) The Company will use its best efforts to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may designate and to continue such qualifications in effect for so long as may be required for purposes of the distribution of the Common Stock and Warrants, except that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction in which it is not otherwise required to be so qualified or to so execute a general consent to service of process. In each jurisdiction in which the Securities shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction.

                    (d) The Company will furnish to you, as soon as available, and, in the case of the Prospectus in no event later than the first (1st) full business day following the first day that Common Stock and Warrants are traded, copies of the Registration Statement (three of which will be signed and which will include all exhibits), each Preliminary Prospectus, the Prospectus and any amendments or supplements to such documents, including any prospectus prepared to permit compliance with
          Section 10(a)(3) of the Act, and the Incorporated Documents (three of which will include all exhibits) all in such quantities as you may from time to time reasonably request.

                    (e) The Company will make generally available to its securityholders as soon as practicable, but in any event not later than the forty-fifth (45th) day following the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement (which will be in reasonable detail but need not be audited) complying with the provisions of Section 11(a) of the Act and covering a twelve (12) month period beginning after the effective date of the Registration Statement.

                    (f) During a period of five (5) years after the date hereof, the Company will furnish to its shareholders as soon as practicable after the end of each respective period, annual reports (including financial statements audited by independent certified public accountants) and unaudited quarterly reports of operations for each of the first three quarters of the fiscal year, and will furnish to the Underwriter hereunder, upon request
          (i) concurrently with furnishing such reports to its shareholders, statements of operations of the Company for each of the first three (3) quarters in the form furnished to the Company's shareholders, (ii) concurrently with furnishing to its shareholders, a balance sheet of the Company as of the end of such fiscal year, together with statements of operations, of shareholders' equity, and of cash flows of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of independent certified public accountants, (iii) as soon as they are available, copies of all reports (financial or other) mailed to shareholders, (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any securities exchange or the NASD, (v) every material press release and every material news item or article in respect of the Company or its affairs which was generally released to shareholders or prepared by the Company or any of its subsidiaries, and (vi) any additional information of a public nature concerning the Company or its business which you may reasonably request. During such five (5) year period, if the Company shall have active subsidiaries, the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated, and shall be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

                    (g) The Company will apply the net proceeds from the sale of the Common Stock and Warrants being sold by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

                    (h) The Company will maintain a warrant and transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock and Warrants.

                    (i) If the transactions contemplated hereby are not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed hereunder or to fulfill any condition of the Underwriter's obligations hereunder, or if the Company shall terminate this Agreement pursuant to Section 11(a) hereof, or if the Underwriters shall terminate this Agreement pursuant to
          Section 11(b)(i), the Company will reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of Underwriter's Counsel) incurred by the Underwriter in investigating or preparing to market or marketing the Common Stock and Warrants.

                    (j) If at any time during the ninety (90) day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

               5.   Expenses.
                    --------

                    (a)  The Company agrees with the Underwriter that:

                         (i) The Company will pay and bear all costs and expenses in connection with the preparation, printing and filing of the Registration Statement (including financial statements, schedules and exhibits), Preliminary Prospectuses and the Prospectus and the Incorporated Documents and any amendments or supplements thereto; the printing of this Agreement, the Selected Dealer Agreement, the Preliminary Blue Sky Survey and any Supplemental Blue Sky Survey, the Underwriter's Questionnaire and Power of Attorney, and any instruments related to any of the foregoing; the issuance and delivery of the Common Stock and Warrants hereunder to the purchasers thereof, including transfer taxes, if any, the cost of all certificates representing the Common Stock and Warrants and transfer agents' and registrars' fees; the fees and disbursements of counsel for the Company; all fees and other charges of the Company's independent certified public accountants; the cost of furnishing to the Underwriter copies of the Registration Statement (including appropriate exhibits), Preliminary Prospectus and the Prospectus and the Incorporated Documents, and any amendments or supplements to any of the foregoing; NASD filing fees and the cost of qualifying the Common Stock and Warrants under the laws of such jurisdictions as you may designate (including filing fees and fees and disbursements of Underwriter's Counsel in connection with such NASD filings and blue sky qualifications); and all other expenses directly incurred by the Company in connection with the performance of their obligations hereunder. Notwithstanding the foregoing, all fees and disbursements of the Qualified Independent Underwriter shall be borne by the Underwriter and not the Company.

                         (ii) In addition to its other obligations under
          Section 8(a) hereof, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding described in Section 8(a) hereof, it will reimburse the Underwriter on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter shall promptly return such payment to the Company together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) listed from time to time in The Wall Street Journal which represents the base rate on corporate loans posted by a substantial majority of the nation's thirty (30) largest banks (the "Prime Rate"). Any such interim reimbursement payments which are not made to the Underwriters within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

                    (b) In addition to its other obligations under Section 8(b) hereof, the Underwriter agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding described in Section 8(b) hereof, it will reimburse the Company on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriter's obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company shall promptly return such payment to the Underwriter together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

                    (c) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 5(a)(i) and 5(b) hereof, including the amounts of any requested reimbursement payments, the method of determining such amounts and the basis on which such amounts shall be apportioned among the reimbursing parties, shall be settled by arbitration conducted under the to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the operation of the interim reimbursement provisions contained in Sections 5(a)(i) and 5(b) hereof and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses which is created by the provisions of Sections 8(a) and 8(b) hereof or the obligation to contribute to expenses which is created by the provisions of Section 8(d) hereof.

               6.   Conditions of Underwriter's Obligations.  The
                    ---------------------------------------
          obligations of the Underwriter as provided herein shall be subject to the accuracy, as of the date hereof and the date of each Closing, of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                    (a) The Registration Statement shall have become effective not later than 2:00 P.M., New York time, on the date following the date of this Agreement, or such later date as shall be consented to in writing by you; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or any Incorporated Document or otherwise) shall have been complied with to the satisfaction of Underwriter's Counsel.

                    (b) All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement and the Prospectus, any Incorporated Document and the registration, authorization, issue, sale and delivery of the Common Stock and Warrants, shall have been reasonably satisfactory to Underwriter's Counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section.

                    (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Common Stock and Warrants as contemplated by the Prospectus.

                    (d) You shall have received on the Initial Closing date the following opinion of counsel for the Company dated the Initial Closing Date addressed to the Underwriter to the effect that:

                         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation;

                         (ii) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus;

                         (iii) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction, if any, in which the ownership or leasing of their properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company. To such counsel's knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity;

                         (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" as of the dates stated therein, the issued and outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, and, to such counsel's knowledge, will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right;

                         (v) The Common Stock and Warrants to be issued by the Company pursuant to the terms of this Agreement have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms hereof, will be duly and validly issued and fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right;

                         (vi) The Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver the Securities to be issued and sold by it hereunder;

                         (vii) This Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by you, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except insofar as indemnification provisions may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles;

                         (viii) The Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act;

                         (ix) The Registration Statement and the
          Prospectus, and each amendment or supplement thereto (other than the financial statements (including supporting schedules) and financial data derived therefrom as to which such counsel need express no opinion), as of the effective date of the Registration Statement, complied as to form in all material respects with the requirements of the Act and the applicable Rules and Regulations; and each of the Incorporated Documents (other than the financial statements (including supporting schedules) and the financial data derived therefrom as to which such counsel need express no opinion) complied when filed pursuant to the Exchange Act as to form in all material respects with the requirements of the Act and the Rules and Regulations and the Exchange Act and the applicable rules and regulations of the Commission thereunder;

                         (x) The information in the Prospectus under the caption "Description of Securities," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is a fair summary of such matters and conclusions; and the forms of certificates evidencing the Common Stock and Warrants and filed as exhibits to the Registration Statement comply with Delaware law;

                         (xi) The description in the Registration Statement and the Prospectus of the charter and bylaws of the Company and of statutes are accurate and fairly present the information required to be presented by the Act and the applicable Rules and Regulations;

                         (xii) To such counsel's knowledge, there are no agreements, contracts, leases or documents to which the Company is a party of a character required to be described or referred to in the Registration Statement or Prospectus or any Incorporated Document or to be filed as an exhibit to the Registration Statement or any Incorporated Document which are not described or referred to therein or filed as required;

                         (xiii) The performance of this Agreement and the consummation of the transactions herein contemplated (other than performance of the Company's indemnification obligations hereunder, concerning which no opinion need be expressed) will not (a) result in any violation of the Company's charter or bylaws or (b) to such counsel's knowledge, result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument known to such counsel to which the Company is a party or by which its properties are bound, or any applicable statute, rule or regulation known to such counsel or, to such counsel's knowledge, any order, writ or decree of any court, government or governmental agency or body having jurisdiction over the Company or over any of their properties or operations;

                         (xiv) No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body having jurisdiction over the Company or over any of its properties or operations is necessary in connection with the consummation by the Company of the transactions herein contemplated, except such as have been obtained under the Act or such as may be required under state or other securities or blue sky laws in connection with the purchase and the distribution of the Common Stock and Warrants by the Underwriter;

                         (xv) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against the Company of a character required to be disclosed in the Registration Statement or the Prospectus or any Incorporated Document by the Act or the Rules and Regulations or by the Exchange Act or the applicable rules and regulations of the Commission thereunder, other than those described therein;

                         (xvi) To such counsel's knowledge, the Company is not presently (a) in material violation of its respective charter or bylaws, or (b) in material breach of any applicable statute, rule or regulation known to such counsel or, to such counsel's knowledge, any order, writ or decree of any court or governmental agency or body having jurisdiction over the Company or over any of their properties or operations;

                         (xvii) To such counsel's knowledge, except as set forth in the Registration Statement and Prospectus and any Incorporated Document, no holders of Common Stock or other securities of the Company have registration rights with respect to securities of the Company and, except as set forth in the Registration Statement and Prospectus, all holders of securities of the Company having rights known to such counsel to registration of such shares of Common Stock or other securities, because of the filing of the Registration Statement by the Company have, with respect to the offering contemplated thereby, waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement or have included securities in the Registration Statement pursuant to the exercise of and in full satisfaction of such rights;

                    In addition, such counsel shall state that such counsel has participated in conferences with officials and other representatives of the Company, the Underwriter, Underwriter's Counsel and the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement and Prospectus and related matters were discussed, and although they have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which leads them to believe that, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the Initial Closing Date, the Registration Statement and any amendment or supplement thereto and any Incorporated Document, when such documents became effective or were filed with the Commission (other than the financial statements including supporting schedules and other financial and statistical information derived therefrom, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the Initial Closing Date, the Registration Statement, the Prospectus and any amendment or supplement thereto and any Incorporated Document (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel shall also state that the conditions for the use of Form SB-2 set forth in the General Instructions thereto have been satisfied.

                    Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or the State of Delaware upon opinions of local counsel, and as to questions of fact upon representations or certificates of officers of the Company, and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to the Underwriter, and to Underwriter's Counsel.

                    (e) You shall have received on the Initial Closing Date a letter from Daszkal, Bolton & Manela addressed to the Underwriter, dated the Closing Date confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations and based upon the procedures described in such letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to a date not more than five (5) business days prior to the Initial Closing Date as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of such letter, or to reflect the availability of more recent financial statements, data or information. The letter shall not disclose any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering as contemplated by the Prospectus. The Original Letter from Daszkal, Bolton & Manela shall be addressed to or for the use of the Underwriter in form and substance satisfactory to the Underwriter and shall (i) represent, to the extent true, that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations, (ii) set forth their opinion with respect to their examination of the consolidated balance sheets of the Company as of December 31, 1996, and related consolidated statements of operations, shareholders' equity, and cash flows for the twelve
          (12) months ended December 31, 1996, and (iii) address other matters agreed upon by Daszkal, Bolton & Manela and you. In addition, you shall have received from Daszkal, Bolton & Manela a letter addressed to the Company and made available to you for the use of the Underwriter stating that their review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's consolidated financial statements as of December 31, 1996, did not disclose any weaknesses in internal controls that they considered to be material weaknesses.

                    (f) You shall have received on the Closing Date a certificate of the Company, dated the Initial Closing Date signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and you shall be satisfied that:

                         (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Initial Closing date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                         (ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act;

                         (iii) When the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus, and any amendments or supplements thereto and the Incorporated Documents, when such Incorporated Documents became effective or were filed with the Commission, contained all material information required to be included therein by the Act and the Rules and Regulations or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Act and the Rules and Regulations or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, the Registration Statement, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Prospectus, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth; and

                         (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (a) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company, (b) any transaction that is material to the Company, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness of the Company or any of its subsidiaries that is material to the Company and its subsidiaries considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its subsidiaries, or (f) any loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries which has been sustained or will have been sustained which has a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company.

                    (g) The Company shall have obtained and delivered to you an agreement from each officer and director of the Company in writing prior to the date hereof that such person will not, during the Lock-up Period, effect the Disposition of any Securities now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (ii) as a distribution to partners or shareholders of such person, provided that the distributees thereof agree in writing to be bound by the terms of this restriction, or (iii) with the prior written consent of the Underwriter. The foregoing restriction shall have been expressly agreed to preclude the holder of the Lock-up Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Lock-up Securities would be disposed of by someone other than the such holder. Such prohibited hedging or other transactions would including, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Lock-up Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-up Securities. Furthermore, such person will have also agreed and consented to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Lock-up Securities held by such person except in compliance with this restriction. In addition, you shall have been furnished with an acknowledgement from Group as to its agreement regarding 800,000 shares of Common Stock as set forth in Section 2(s) hereof.

                    (h) You shall be satisfied, in your own discretion, that all indebtedness owing to the Company at the Initial Closing date from Medley Refrigeration, Inc. will be satisfied in its entirety from the offering proceeds held in escrow by the Escrow Agent attributable to the sale by Group, in the Minimum Offering, of Group's 200,000 shares of Common Stock.

                    (i) The Company shall have furnished to you such further certificates and documents as you shall reasonably request (including certificates of officers of the Company as to the accuracy of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder and as to the other conditions concurrent and precedent to the obligations of the Underwriter hereunder.

                    All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to Underwriter's Counsel. The Company will furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request.

               7.   Compensation.
                    ------------

                    (a) As compensation for the Underwriter's services hereunder, the Company shall pay to the Underwriter in cash a selling commission ("Commission") upon closing, on a pro-rata basis, in an amount equal to ten percent (10%) of the aggregate offering price of the Common Stock and Warrants sold by the Underwriter. At the Initial Closing and each subsequent closing until the Offering Termination Date, the Company shall pay the Underwriter its Commission relating to the sale of the Common Stock and Warrants subject to the Closing. All or any portion of such Commission may be re-allowed to Selected Dealers (as hereinafter defined). Anything in this Agreement to the contrary notwithstanding, the Company shall not be required to pay a Commission to Underwriters pursuant to this Section 7(a) or any other provision, if to do so would cause the Company to violate federal or state securities laws, regulations or rules or any other law applicable to the offering.

                    (b) The Company shall pay the Underwriter at each Closing a non-accountable expense allowance equal to 1.9% of the aggregate offering price of the Common Stock and Warrants subject to the Closing sold by the Underwriter to cover the cost of marketing, legal, mailing, travel and other similar expenses. The non-accountable expense allowance may not be re-allowed to Selected Dealers.

                    (c) The Company hereby authorizes the Underwriter to engage other qualified broker-dealers (the "Selected Dealers") to assist the Underwriter in the placement of the Common Stock and Warrants; provided that during all times that each such Selected Dealer shall offer and sell the Common Stock and Warrants, each such Selected Dealer shall be registered as a broker-dealer under the Securities Exchange act of 1934 (the "1934 Act"), shall be a member in good standing of NASD, and shall be authorized to offer and sell the Common Stock and Warrants under the laws of the jurisdiction in which the Common Stock and Warrants will be offered and sold by such Selected Dealer. All Selected Dealers will be required to execute a Selected Dealer Agreement, the form of which is subject to the approval of the Company, with the Company containing substantially the same terms an conditions as this Agreement, including provisions for indemnification of the Company to the same extent as your indemnification provided in
          Section 8, below.

                    (d) The Underwriter may allow selected dealers concessions not in excess of $.385 per share of Common Stock and $.0105 per Warrant.

                    (e) The Company has agreed, in connection with the exercise of the Warrants pursuant to solicitation (commencing one year from the date of the Prospectus), to pay to the Underwriter a fee of five percent (5%) of the exercise price for each Warrant exercised; provided, however, that the Underwriter will not be entitled to receive such compensation in Warrant exercise transactions in which (i) the market price of the Common Stock at the time of exercise is lower than the exercise price of the Warrants; (ii) the Warrants are held in any discretionary account; (iii) disclosure of compensation arrangements is not made, in addition to the disclosure provided in the Prospectus, in documents provided to holders of Warrants at the time of exercise; (iv) the exercise of the Warrants is unsolicited; and
          (v) the solicitation of exercise of the Warrants was in violation of Rule 10b-6 promulgated under the Exchange Act. Holders of Warrants will be required to designate in writing that they were solicited in order for the exercise fee to be payable to the Underwriter.

               8.   Indemnification and Contribution.
                    --------------------------------

                    (a) The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject (including, without limitation, in its capacity as an Underwriter, or, with respect to the Qualified Independent Underwriter, as a "qualified independent underwriter" within the meaning of Schedule E of the Bylaws of the NASD), under the Act, the Exchange Act or otherwise, specifically including, but not limited to, losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon (i) any breach of any representation, warranty, agreement or covenant of the Company herein contained, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto, including any Incorporated Document, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such Preliminary Prospectus or the Prospectus, or any such amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by such Underwriter, directly or through you, specifically for use in the preparation thereof and, provided further, that the indemnity agreement provided in this Section 8(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any losses, claims, damages, liabilities or actions based upon any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state therein a material fact purchased Securities, if a copy of the Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected had not been sent or given to such person within the time required by the Act and the Rules and Regulations, unless such failure is the result of noncompliance by the Company with Section 4(d) hereof.

                    The indemnity agreement in this Section 8(a) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

                    (b) The Underwriter agrees to indemnify and hold harmless the Company against any losses, claims, damages or liabilities, joint or several, to which the Company may become subject under the Act or otherwise, specifically including, but not limited to, losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon (i) any breach of any representation, warranty, agreement or covenant of such Underwriter herein contained, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto, including any Incorporated Document, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of subparagraphs (ii) and (iii) of this
          Section 8(b) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter, directly or through you, specifically for use in the preparation thereof, and agrees to reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity agreement in this Section 8(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer of the Company who signed the Registration Statement and each director of the Company and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities which each Underwriter may otherwise have.

                    (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with appropriate local counsel) approved by the indemnifying party representing all the indemnified parties under Section 8(a) or 8(b) hereof who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on all claims that are the subject matter of such proceeding.

                    (d) In order to provide for just and equitable contribution in any action in which a claim for indemnification is made pursuant to this Section 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, all the parties hereto shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Underwriters severally and not jointly are responsible pro rata for the portion represented by the percentage that the underwriting discount bears to the initial public offering price, and the Company is responsible for the remaining portion, provided, however, that (i) the Underwriter shall not be required to contribute any amount in excess of the amount by which the commission and non-accountable expense allowance of the Underwriter (or, in the case of the Qualified Independent Underwriter, its compensation) exceeds the amount of damages which such Underwriter has otherwise required to pay and (ii) no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The contribution agreement in this Section 8(d) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls any Underwriter, or the Company within the meaning of the Act or the Exchange Act and each officer of the Company who signed the Registration Statement and each director of the Company.

                    (e) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this
          Section 8, and are fully informed regarding said provisions.
          They further acknowledge that the provisions of this Section 8 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Act and the Exchange Act.

               9.   Representations, Warranties, Covenants and Agreements
                    -----------------------------------------------------
          to Survive Delivery.  All representations, warranties, covenants
          -------------------
          and agreements of the Company and the Underwriters herein or in certificates delivered pursuant hereto, and the indemnity and contribution agreements contained in Section 8 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter within the meaning of the Act or the Exchange Act, or by or on behalf of the Company or any of their officers, directors or controlling persons within the meaning of the Act or the Exchange Act, and shall survive the delivery of the Common Stock or Warrants to the subsidiaries therefor or termination of this Agreement.

               10.  Effective Date of this Agreement and Termination.
                    ------------------------------------------------

                    (a) This Agreement shall become effective at the earlier of (i) 6:30 A.M., New York City time, on the first full business day following the effective date of the Registration Statement, or (ii) the time of the initial public offering of any of the Common Stock and Warrants by the Underwriter after the Registration Statement becomes effective. The time of the initial public offering shall mean the time of the release by you, for publication, of the first newspaper advertisement relating to the Common Stock and Warrants, or the time at which the Common Stock and Warrants are first generally offered by the Underwriter to the public by letter, telephone, telegram or telecopy, whichever shall first occur. By giving notice as set forth in Section 12 before the time this Agreement becomes effective, you or the Company, may prevent this Agreement from becoming effective without liability of any party to any other party, except as provided in Sections 4(j), 5 and 8 hereof.

                     (b) You shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time on or prior to the Initial Closing date, (i) if the Company shall have failed, refused or been unable to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled is not fulfilled, including, without limitation, any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse, or (ii) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such exchange or in the over the counter market by the NASD, or if a banking moratorium shall have been declared by federal or New York authorities, or (iii) if the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured, or (iv) if there shall have been a material adverse change in the general political or economic conditions or financial markets as in your reasonable judgment makes it inadvisable or impracticable to proceed with the offering, sale and delivery of the Securities, or (v) if there shall have been an outbreak or escalation of hostilities or of any other insurrection or armed conflict or the declaration by the United States of a national emergency which, in the reasonable opinion of the Underwriter, makes it impracticable or inadvisable to proceed with the public offering of the Securities as contemplated by the Prospectus. In the event of termination pursuant to subparagraph (i) above, the Company shall remain obligated to pay costs and expenses pursuant to Sections 4(j), 5 and 8 hereof. Any termination pursuant to any of subparagraphs
          (ii) through (v) above shall be without liability of any party to any other party except as provided in Sections 5 and 8 hereof.
          If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 11, you shall promptly notify the Company by telephone, telecopy or telegram, in each case confirmed by letter. If the Company shall elect to prevent this Agreement from becoming effective, the Company shall promptly notify you by telephone, telecopy or telegram, in each case, confirmed by letter.

               11.  Notices.  All notices or communications hereunder,
                    -------
          except as herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered, telegraphed (and confirmed by letter) or telecopied (and confirmed by letter) to you c/o PCM Securities Limited, L.P., 32 Old Slip, 9th Floor, New York, New York, telecopier number (212) 344-4445, Attention: General Counsel; if sent to the Company, such notice shall be mailed, delivered, telegraphed (and confirmed by letter) or telecopied (and confirmed by letter) to Medley Credit Acceptance Corp., 10910 N.W. South River Drive, Miami, Florida 33178, telecopier number (305) 889-1905,
          Attention: Robert D. Press, Chief Executive Officer;

               12.  Parties.  This Agreement shall inure to the benefit of
                    -------
          and be binding upon the Underwriters and the Company and their respective executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or entity, other than the parties hereto and their respective executors, administrators, successors and assigns, and the controlling persons within the meaning of the Act or the Exchange Act, officers and directors referred to in Section 8 hereof, any legal or equitable right, remedy or claim in respect of this Agreement or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective executors, administrators, successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person or entity. No purchaser of any of the Common Stock or Warrants through the Underwriter shall be construed a successor or assign by reason merely of such purchase.

                    In all dealings with the Company under this Agreement, you shall act on behalf of each Underwriter if there is more than one, and the Company shall be entitled to act and rely upon any statement, request, notice or agreement made or given by you.

               13.  Applicable Law.  This Agreement shall be governed by,
                    --------------
          and construed in accordance with, the laws of the State of New
          York.

               14.  Counterparts.  This Agreement may be signed in several
                    ------------
          counterparts, each of which will constitute an original.


               If the foregoing correctly sets forth the understanding among the Company and the Underwriter, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the Underwriter.

                                   Very truly yours,

                                   MEDLEY CREDIT ACCEPTANCE CORP.


                                   By:
                                       ------------------------------------
                                        Robert D. Press, President


          Accepted as of the date first above written:

          PCM SECURITIES LIMITED, L.P.

          On their behalf and on behalf of the Qualified
          Independent Underwriter

          By:
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